QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of April 15, 2002 for the Collection Period March 1, 2002 through March 31, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,510,602,000.00		$459,670,000.00	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,557,322,188.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			1.69375%	2.392%	3.4440%	4.000%
Final Scheduled Payment Date			January 15, 2003	July 15, 2004	January 16, 2006	July 15, 2008
Number of Contracts	106,057
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	49.86	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,352,195,092.02		$301,263,092.02	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,398,915,280.02
Securities Pool Factor	0.89513657		0.65538994	1.00000000	1.00000000	1.00000000
Number of Contracts	101,419
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	47.52	months
Precompute and Simple Interest Advances	$2,247,377.99
Payahead Account Balance	$564,236.00
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,299,573,754.55		$248,641,754.55	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,346,293,942.55
Securities Pool Factor	0.86030189		0.54091360	1.00000000	1.00000000	1.00000000
Number of Contracts	99,765
Weighted Average A.P.R.	7.25%
Weighted Average Remaining Term	46.71	months
Precompute and Simple Interest Advances	$2,652,506.85
Payahead Account Balance	$543,900.04
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount						$0.00
Specified Reserve Account Percentage						0.00%
Specified Reserve Account Amount						$0.00
Specified Reserve Account Percentage (if Condition i or ii met)						5.50%
Specified Reserve Account Amount (if Condition i or ii met)						$71,476,556.50
Beginning Balance						$0.00
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Account						$4,031,750.58

Reserve Account Balance Prior to Release						$4,031,750.58
Reserve Account Required Amount						$0.00
Reserve Account Release to Seller						$4,031,750.58

Ending Reserve Account Balance						$0.00

Revolving Liquidity Note
Total Amount Available						$7,786,611.00
Beginning of Period Balance						$0.00
Draws						$0.00
Reimbursements						$0.00

End of Period Balance						$0.00
Current Period Undrawn Amount						$7,786,611.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	34
Gross Principal Balance of Liquidated Receivables		$410,082.31
Net Liquidation Proceeds Received During the Collection Period		($232,457.74)
Recoveries on Previously Liquidated Contracts		($2,312.08)

Aggregate Credit Losses for the Collection Period		$175,312.49

Cumulative Credit Losses for all Periods	54	$255,358.15

Repossessed in Current Period	32
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.01%
First Preceding Collection Period		0.06%
Current Collection Period		0.15%

Condition (i) (Charge-off Rate)
Three Month Average		0.07%
Charge-off Rate Indicator (> 2.25%)		condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.04%	1,036	1.00%	$13,446,349.93
61-90 Days Delinquent	0.13%	125	0.12%	$1,639,170.63
Over 90 Days Delinquent	0.09%	86	0.09%	$1,181,954.75

Total Delinquencies		1,247		$16,267,475.31

Repossessed Vehicle Inventory		61*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.16%
First Preceding Collection Period				0.17%
Current Collection Period				0.21%

Condition (ii) (Delinquency Percentage)
Three Month Average				0.18%
Delinquency Percentage Indicator (> 2.25%)			condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of April 15, 2002 for the Collection Period March 1, 2002 through March 31, 2002

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$52,211,255.16
Interest Payments Received	$8,172,511.96
Net Precomputed Payahead Amount	$20,335.96
Aggregate Net Liquidation Proceeds Received	$234,769.82
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$60,638,872.90
Net Simple Interest Advance Amount	$453,939.50
Net Precomputed Advance Amount	$(48,810.64)

Total Available Amount	$61,044,001.76
Amounts Due
Servicing Fee	$1,165,762.73
Accrued and Unpaid Interest	$3,225,150.98
Principal	$52,621,337.47
Reserve Fund	$4,031,750.58

Total Amount Due	$61,044,001.76
Actual Distributions
Servicing Fee	$1,165,762.73
Interest	$3,225,150.98	$439,394.31	$771,420.00	$1,231,230.00	$783,106.67
Principal	$52,621,337.47	$52,621,337.47	$0.00	$0.00	$0.00
Reserve Fund	$4,031,750.58

Total Amount Distributed	$61,044,001.76	$53,060,731.78	$771,420.00	$1,231,230.00	$783,106.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$1,667,444.11
Prepayments in Full	132 contracts	$677,344.41
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,643,246.29
Advances—Reimbursement of Previous Advances		$48,810.64
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$20,335.96
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$33,015,544.13
Prepayments in Full	1488 contracts	$16,850,922.51
Collected Interest		$7,874,054.19
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$453,939.50

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of April 15, 2002 for the Collection Period of March 1 through March 31, 2002

	Class A2	Class A3
	Balance	Balance
Note Rates for April 15, 2002 Payment Date
One Month LIBOR	1.90000%	1.90000%
Spread	0.05000%	0.06000%

Note Rates:	1.95000%	1.96000%
Number of Days in Interest Period (Days)	31	31
Interest Payments
Interest Calculation for Current Interest Period	649,837.50	724,056.67
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	771,420.00	1,231,230.00
Paid to Swap Counterparty (Swap Payments Outgoing)	771,420.00	1,231,230.00
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	649,837.50	724,056.67
Interest Payment to Noteholders (Swap Payments Incoming)	649,837.50	724,056.67
Net Swap Payment due to / (received by) Swap Counterparty	(121,582.50)	(507,173.33)

Principal Payments
Principal Payment due to Investors	—	—
Ending Notional Balance	387,000,000.00	429,000,000.00
Swap Termination Payment	N/A	N/A
Note Rates for May 15, 2002 Payment Date
One Month LIBOR	1.86000%	1.86000%
Spread	0.05000%	0.06000%

Note Rates:	1.91000%	1.92000%
Number of Days in Interest Period (Days)	30	30

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

QuickLinks

EXHIBIT 20
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of April 15, 2002 for the Collection Period March 1, 2002 through March 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of April 15, 2002 for the Collection Period March 1, 2002 through March 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of April 15, 2002 for the Collection Period of March 1 through March 31, 2002